Exhibit 5.29

CONSENT OF KAPPES, CASSIDAY AND ASSOCIATES

The undersigned hereby consents to (i) the references to, and the information derived from, the “Technical Report and Feasibility Study for the Relief Canyon Project, Pershing County, Nevada, U.S.A.” dated July 6, 2018, and to (ii) the references to the undersigned’s name, included in or incorporated by reference in Amendment No. 1 to the Registration Statement on Form F-10 being filed by Americas Silver Corporation.

Kappes, Cassiday and Associates

/s/ Carl E. Defilippi

Name: Carl E. Defilippi

Title: Project Manager

Dated June 28, 2019